UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JANUARY 19, 2006.


                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                          000-27432                     06-1393453
(State or other                  (Commission                  (IRS Employer
Jurisdiction of                  File Number)               Identification No.)
Incorporation)

                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                                 (203) 327-7050
          (Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR240.13e-4 (c))

                SECTION 5 - - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) James M. Valentine, formerly President and Chief Operating Officer of the Registrant, was released from his employment with, and resigned as an officer and director of, the Registrant on January 19, 2006.

     Pursuant to the terms of a Separation Agreement of January 20, 2006 and an Employment Agreement of September 12, 1997 (for a term commencing August 1,
1996), Mr. Valentine is entitled to salary continuation at the rate of $27,037.50 monthly and benefits for a period of up to one year. Also, pursuant to the terms of his outstanding option agreements, Mr. Valentine may acquire for up to five years up to 470,719 shares of the Registrant's common stock at exercise prices ranging from $0.90 to $4.625 per share.

     Further details of Mr. Valentine's Separation and Employment Agreements may be found in exhibits 99.1 and 99.2 to this Report.

ITEM 8.01 OTHER EVENTS.

     On January 23, 2006 the Registrant issued the press release attached as
Exhibit 99.3 to this Report which describes certain other changes in the Registrant's management responsibilities not involving the departure of officers or the appointment of new officers or any changes in compensation. In addition, the position of Chief Operating Officer was eliminated.


                 SECTION 9 - - FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          99.1 Separation Agreement of January 19, 2006 between James M. Valentine and Registrant.

          99.2 Employment Agreement of September 12, 1997 between James M. Valentine and Registrant filed August 7, 1998 as an exhibit to Registrant's Form S-1 and incorporated herein by reference.

          99.3 Press Release of January 23, 2006 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CLEAN DIESEL TECHNOLOGIES, INC.


Date: January 25, 2006                      By /s/ C. W. Grinnell
                                            Charles W. Grinnell
                                            Vice President & Secretary